Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Pre-Effective Amendment No. 1 to Registration Statement No. 333-150603 on Form S-3 of our report dated February 26, 2010 relating to the financial statements of Columbus Southern Power Company and subsidiaries appearing in and incorporated by reference in the Annual Report on Form 10-K of Columbus Southern Power Company for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 26, 2010